UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hamilton Beach Brands Holding Company

(Exact name of registrant as specified in its charter)

Delaware	31-1236686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4421 Waterfront Dr. Glen Allen, VA	23060
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333- 220066.

Securities to be registered pursuant to Section 12(g) of the Act: Class B common stock, par value $0.01 per share

Item 1. Description of Registrant’s Securities to be Registered

The description of the Class B common stock, par value $0.01 per share, of Hamilton Beach Brands Holding Company (the “Registrant”), as included under the caption “Description of Capital Stock of Hamilton Beach Holding after the Spin-Off” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2017 (Registration No. 333-220066), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

The documents below are filed as exhibits to this registration statement.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Hamilton Beach Brands Holding Company.

3.2	Amended and Restated Bylaws of Hamilton Beach Brands Holding Company.

4.1	Specimen of Hamilton Beach Brands Holding Company Class B Common Stock certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220066), filed with the Securities and Exchange Commission on June 16, 2017).

10.1	Form of Stockholders Agreement by and between Hamilton Beach Brands Holding Company and the signatories thereto (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220066), filed with the Securities and Exchange Commission on June 16, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 22, 2017

HAMILTON BEACH BRANDS HOLDING COMPANY

By:	/s/ Gregory H. Trepp
Name: Gregory H. Trepp
Title: President and Chief Executive Officer